Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, R. Craig Breese and Nikhil A. Mehta, in their capacities as Chief Executive Officer and Chief Financial Officer, respectively, of Clean Diesel Technologies, Inc. (the “Registrant”), do each hereby certify, that, to the best of his or her knowledge:

(1) The Annual Report on Form 10-K of the Registrant for the period ended December 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ R. Craig Breese
R. Craig Breese
Chief Executive Officer and Director
March 27, 2013

/s/ Nikhil A. Mehta
Nikhil A. Mehta
Chief Financial Officer
March 27, 2013

 The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being “filed” as part of the Form 10-K or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.